EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Reliant Holdings, Inc. (the “Company”) on Form S-8 (File No. 333-258392), of our report dated April 17, 2024, with respect our audit of the consolidated financial statements of the Company, as of December 31, 2023, and for the year then ended, which report is included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ WWC, P.C.

WWC, P.C.

Houston, Texas

April 17, 2024